As filed with the Securities and Exchange Commission on June 8, 2009
                                                           Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  iPARTY CORP.
             (Exact name of registrant as specified in its charter)


          Delaware                                      76-0547750
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation of organization)


                          270 Bridge Street, Suite 301
                           Dedham, Massachusetts 02026
                    (Address of Principal Executive Offices)

                                  iParty Corp.
                            2009 Stock Incentive Plan
                            (Full title of the plan)

                                  Sal Perisano
                Chairman of the Board and Chief Executive Officer
                                  iParty Corp.
                          270 Bridge Street, Suite 301
                           Dedham, Massachusetts 02026
                     (Name and address of agent for service)

                                 (781) 329-3952
          (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):


Large accelerated filer |_|      Accelerated filer |_|
            Non-accelerated filer |_|             Smaller reporting company |X|
(Do not check if a smaller reporting company)

                                                  CALCULATION OF REGISTRATION FEE
===========================================================================================================
   Title of securities           Amount to be   Proposed maximum   Proposed maximum        Amount of
         to be                  registered (2)   offering price        aggregate       registration fee (4)
      registered (1)                              per share (3)    offering price (3)
-----------------------------------------------------------------------------------------------------------

Common Stock,                    1,085,000(a)           $0.11(a)         $119,350(a)                 $6.66
par value $.001 per share          237,894(b)          $0.145(b)         $ 34,495(b)                 $1.93
                                -------------         ----------        ------------                ------
Total:                                                                                               $8.59
===========================================================================================================

(1) Includes Series G Junior Preferred Stock Purchase Rights attached thereto, for which no separate fee is payable pursuant to Rule 457(i).

(2) This Registration Statement covers shares of Common Stock of iParty Corp. ("Common Stock") which may be offered or sold pursuant to the iParty Corp. 2009 Stock Incentive Plan. This Registration Statement shall also cover any additional shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416(c) under the Securities Act of 1933.

(3) Pursuant to Rule 457(c) and (h) of the Securities Act of 1933, the amount of the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on (a) the option exercise price of $0.11 per share for the 1,085,000 shares issuable upon exercise of currently outstanding options under the 2009 Stock Incentive Plan and (b) the average of the high and low sales prices per share of iParty Corp. Common Stock on June 5, 2009, as reported on the NYSE Amex with respect to the other 237,894 shares of Common Stock issuable under 2009 Stock Incentive Plan registered herein.

(4) Calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: proposed maximum aggregate offering price multiplied by .0000558.

                                  INTRODUCTION

     This Registration Statement on Form S-8 (the "Registration Statement") is filed by iParty Corp., a Delaware corporation (the "Registrant"), relating to up to 1,322,894 shares of its common stock, par value $0.001 per share (the "Common Stock"), issuable to eligible employees, officers, directors, consultants, advisors and other service providers of the Registrant and its subsidiaries under the Registrant's 2009 Stock Incentive Plan (the "Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933 (the "Securities Act"). In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "SEC") either as part of the Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required under Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents, which have been filed by the Registrant with the SEC, are hereby incorporated by reference in this Registration Statement:

     (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 27, 2008, filed with the SEC on March 23, 2009;
     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") since the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above;
     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 001-15611) filed with the SEC on January 11, 2000 (including any amendment or report filed for the purpose of updating such description); and
     (d) The description of the Registrant's Series G junior preferred stock purchase rights contained in its Registration Statement on Form 8-A (File No. 001-15611) filed with the SEC on November 16, 2001 (including any amendment or report filed for the purpose of updating such description).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

     We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents described above, except for exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents. Requests for copies should be addressed to:

                                  iParty Corp.
                          270 Bridge Street, Suite 301
                           Dedham, Massachusetts 02026
                          Attention: Investor Relations
                            Telephone: (781) 329-3952

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     As permitted by Section 102(b)(7) of the DGCL, our certificate of incorporation, as amended and currently in effect, provides that our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, provided that it does not eliminate or limit the liability of any director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption), or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation further provides that we shall indemnify our directors and officers to the full extent then permitted by law.

     The Registrant has obtained director and officer liability insurance under which, subject to the limitations of such policies, coverage will be provided
(a) to its directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters and (b) to the registrant with respect to payments which may be made by the registrant to these officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The following is a list of exhibits filed as part of this Registration Statement.

         Exhibit
         Number     Exhibit
         -------    -------
         3.1(i)     Restated  Certificate of  Incorporation  of WSI  Acquisition
                    Corp.  and  Certificate  of Merger by iParty Corp.  into WSI
                    Acquisition Corp.  (incorporated  herein by reference to the
                    Registrant's    Registration   Statement   on   Form   10-SB
                    (Registration No. 0-25507) as filed with the SEC on March 8,
                    1999).
         3.1(ii)    Certificate of  Designation  of Series A Preferred  Stock of
                    WSI Acquisitions, Corp. (incorporated herein by reference to
                    the  Registrant's   Registration  Statement  on  Form  10-SB
                    (Registration  No. 0-25507),  as filed with the SEC on March
                    8, 1999)
         3.1(iii)   Certificate of  Designation  of Series B Preferred  Stock of
                    iParty Corp.  (incorporated herein by reference to Amendment
                    No. 2 to Registrant's  Registration  Statement on Form 10-SB
                    (Registration No. 0-25507), as filed with the SEC on October
                    19, 1999)
         3.1(iv)    Certificate of  Designation  of Series C Preferred  Stock of
                    iParty Corp.  (incorporated herein by reference to Amendment
                    No. 2 to Registrant's  Registration  Statement on Form 10-SB
                    (Registration No. 0-25507), as filed with the SEC on October
                    19, 1999)
         3.1(v)     Certificate of  Designation  of Series D Preferred  Stock of
                    iParty   Corp.   (incorporated   herein  by   reference   to
                    Registrant's Annual Report on Form 10-KSB for the year ended
                    December 31, 1999, as filed with the SEC on April 14, 2000)
         3.1(vi)    Certificate of  Designation  of Series E Preferred  Stock of
                    iParty   Corp.   (incorporated   herein  by   reference   to
                    Registrant's  Current  Report on Form 8-K, as filed with the
                    SEC on August 30, 2000)
         3.1(vii)   Certificate  of Correction to  Certificate of Designation of
                    Series E  Preferred  Stock  of  iParty  Corp.  (incorporated herein by reference to  Registrant's  Annual  Report on Form
                    10-KSB for the year ended  December 28, 2002,  as filed with the SEC on March 28, 2003)
         3.1(viii)  Certificate of  Designation  of Series F Preferred  Stock of
                    iParty   Corp.   (incorporated   herein  by   reference   to
                    Registrant's  Current  Report on Form 8-K, as filed with the
                    SEC on September 15, 2000)
         3.1(ix)    Certificate  of  Designation  of  Series G Junior  Preferred
                    Stock of iParty Corp. (incorporated herein by reference from
                    Registrant's  Current  Report on Form 8-K, as filed with the
                    SEC on November 16, 2001)
         3.2        Amended and Restated By-laws of the Registrant (incorporated herein by reference to Exhibit  3.1(ii) to the  Registrant's
                    Current  Report  on  Form  8-K,  as  filed  with  the SEC on
                    December 10, 2007).
         4.1        Rights Agreement  between iParty Corp. and Continental Stock
                    Transfer & Trust,  as Rights Agent  (incorporated  herein by reference  to  Registrant's  Current  Report on Form 8-K, as filed with the SEC on November 16, 2001)
         4.2        Amendment  to Rights  Agreement  between  iParty  Corp.  and
                    Continental  Stock Transfer & Trust, as Rights Agent,  dated
                    September  15, 2006  (incorporated  herein by  reference  to
                    Registrant's  Current  Report on Form 8-K, as filed with the
                    SEC on September 18, 2006)
         *5.1       Opinion of Posternak Blankstein & Lund LLP
         10.1       iParty Corp. 2009 Stock Incentive Plan (incorporated  herein by  reference  to  Appendix  A  to  the  Registrant's  Proxy
                    Statement  on  Schedule  14A, as filed with the SEC on April
                    24, 2009)
         *23.1      Consent of Ernst & Young LLP
         *23.2      Consent of Posternak  Blankstein & Lund LLP (included within
                    Exhibit 5.1)
          24.1      Power of Attorney (included with signature pages)
     --------------------
       * Filed herewith.

Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs ( a) (1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Dedham, Commonwealth of Massachusetts on June 8, 2009.

                    iPARTY CORP.

                    By: /s/ Sal Perisano
                        --------------------------------
                        Name: Sal Perisano
                        Title: Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

     Each person, in so signing, also hereby makes, constitutes and appoints Sal Perisano and David Robertson, and each of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities in connection with this Registration Statement on Form S-8, including without limiting the generality of the foregoing, to sign the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to sign any and all additional registration statements that are filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute(s), may lawfully do or cause to be done by virtue hereof.

        Signature                               Title                              Date
        ---------                               -----                              ----

/s/ Sal Perisano                   Chief Executive Officer and Chairman of the
-------------------------          Board (principal executive officer)             June 8, 2009


/s/ David Robertson                Chief Financial Officer (principal financial
-------------------------          officer and principal accounting officer)       June 8, 2009
David Robertson


/s/ Daniel DeWolf
-------------------------          Director                                        June 8, 2009
Daniel DeWolf


/s/ Frank Haydu
-------------------------          Director                                        June 8, 2009
Frank Haydu


/s/ Robert Jevon
-------------------------          Director                                        June 8, 2009
Robert Jevon



-------------------------          Director                                        June 8, 2009
Eric Schindler


/s/ Joseph Vassalluzzo
-------------------------          Director                                        June 8, 2009
Joseph Vassalluzzo

                                  iPARTY CORP.
                                INDEX TO EXHIBITS

         Exhibit
         Number     Exhibit
         -------    -------
         3.1(i)     Restated  Certificate of  Incorporation  of WSI  Acquisition
                    Corp.  and  Certificate  of Merger by iParty Corp.  into WSI
                    Acquisition Corp.  (incorporated  herein by reference to the
                    Registrant's    Registration   Statement   on   Form   10-SB
                    (Registration No. 0-25507) as filed with the SEC on March 8,
                    1999).
         3.1(ii)    Certificate of  Designation  of Series A Preferred  Stock of
                    WSI Acquisitions, Corp. (incorporated herein by reference to
                    the  Registrant's   Registration  Statement  on  Form  10-SB
                    (Registration  No. 0-25507),  as filed with the SEC on March
                    8, 1999)
         3.1(iii)   Certificate of  Designation  of Series B Preferred  Stock of
                    iParty Corp.  (incorporated herein by reference to Amendment
                    No. 2 to Registrant's  Registration  Statement on Form 10-SB
                    (Registration No. 0-25507), as filed with the SEC on October
                    19, 1999)
         3.1(iv)    Certificate of  Designation  of Series C Preferred  Stock of
                    iParty Corp.  (incorporated herein by reference to Amendment
                    No. 2 to Registrant's  Registration  Statement on Form 10-SB
                    (Registration No. 0-25507), as filed with the SEC on October
                    19, 1999)
         3.1(v)     Certificate of  Designation  of Series D Preferred  Stock of
                    iParty   Corp.   (incorporated   herein  by   reference   to
                    Registrant's Annual Report on Form 10-KSB for the year ended
                    December 31, 1999, as filed with the SEC on April 14, 2000)
         3.1(vi)    Certificate of  Designation  of Series E Preferred  Stock of
                    iParty   Corp.   (incorporated   herein  by   reference   to
                    Registrant's  Current  Report on Form 8-K, as filed with the
                    SEC on August 30, 2000)
         3.1(vii)   Certificate  of Correction to  Certificate of Designation of
                    Series E  Preferred  Stock  of  iParty  Corp.  (incorporated herein by reference to  Registrant's  Annual  Report on Form
                    10-KSB for the year ended  December 28, 2002,  as filed with the SEC on March 28, 2003)
         3.1(viii)  Certificate of  Designation  of Series F Preferred  Stock of
                    iParty   Corp.   (incorporated   herein  by   reference   to
                    Registrant's  Current  Report on Form 8-K, as filed with the
                    SEC on September 15, 2000)
         3.1(ix)    Certificate  of  Designation  of  Series G Junior  Preferred
                    Stock of iParty Corp. (incorporated herein by reference from
                    Registrant's  Current  Report on Form 8-K, as filed with the
                    SEC on November 16, 2001)
         3.2        Amended and Restated By-laws of the Registrant (incorporated herein by reference to Exhibit  3.1(ii) to the  Registrant's
                    Current  Report  on  Form  8-K,  as  filed  with  the SEC on
                    December 10, 2007).
         4.1        Rights Agreement  between iParty Corp. and Continental Stock
                    Transfer & Trust,  as Rights Agent  (incorporated  herein by reference  to  Registrant's  Current  Report on Form 8-K, as filed with the SEC on November 16, 2001)
         4.2        Amendment  to Rights  Agreement  between  iParty  Corp.  and
                    Continental  Stock Transfer & Trust, as Rights Agent,  dated
                    September  15, 2006  (incorporated  herein by  reference  to
                    Registrant's  Current  Report on Form 8-K, as filed with the
                    SEC on September 18, 2006)
         *5.1       Opinion of Posternak Blankstein & Lund LLP
         10.1       iParty Corp. 2009 Stock Incentive Plan (incorporated  herein by  reference  to  Appendix  A  to  the  Registrant's  Proxy
                    Statement  on  Schedule  14A, as filed with the SEC on April
                    24, 2009)
         *23.1      Consent of Ernst & Young LLP
         *23.2      Consent of Posternak  Blankstein & Lund LLP (included within
                    Exhibit 5.1)
          24.1      Power of Attorney (included with signature pages)

         --------------------
       * Filed herewith.